SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 20, 2000



                            MERCHANTONLINE.COM, INC.
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             (Exact name of registrant as specified in its charter)



    FLORIDA                          0-22607                     84-1233073
    -------                          -------                     ----------
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


                    1600 SOUTH DIXIE HIGHWAY
                    BOCA RATON, FLORIDA                   33432
                    -------------------------             -----
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (561) 395-3585


          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 3, 2000, the Company entered into an Agreement and Plan of Reorganization with Web Financial Services Corporation, a Delaware corporation, and its principal shareholders and employees, Lee Goldstein, Jeffrey Ice and William Noel, pursuant to which Web Financial Services would merge with a wholly-owned subsidiary of the Company. Pursuant to the agreement, all of the outstanding shares of Web Financial Services were exchanged for 1,250,000 shares of the Company's common stock. The Company also entered into three-year employment agreements with Messrs. Goldstein, Ice and Noel, pursuant to which an aggregate of 1,450,000 options to purchase common stock were issued with an exercise price of $9.50 per share, which was the closing price on April 17, 2000. The merger was completed on April 20, 2000.

         Web Financial Services, through its NewCash.com division, is the developer of the first fully integrated private, secure and anonymous payment system for the Internet and face-to-face commerce. The NewCash.com system is based on the NewCash card, similar to an ATM card. The card enables shoppers to securely buy goods and services without merchants knowing their personal information or card numbers. When shopping in the real world, consumers can use the card wherever standard ATM cards are accepted. The NewCash system also comes with a Global Shopping Cart, which lets consumers pick up goods from more than one e-tailer and pay for everything in a single transaction.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired.

         The required audited financial statements of Web Financial Services Corporation will be filed within the required time period.

         (b) Pro Forma Financial Information.

         The required pro forma financial statements will be filed with the audited financial statements.

         (c) Exhibits.

2.6 Agreement and Plan of Reorganization dated as of April 3, 2000, by and among MerchantOnline.com, Inc., Web Financial Services Corporation and WFS Acquisition Corp.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MERCHANTONLINE.COM, INC.

     Date:  May 5, 2000                        By: /s/ TAREK KIRSCHEN
                                                   ----------------------------
                                                   Tarek Kirschen, President